                                                                  EXHIBIT 4.7


                         AMENDMENT NO. 1 TO CREDIT AGREEMENT

     AMENDMENT dated as of December 3, 1998 to the Credit Agreement dated as of October 18, 1996 (the "CREDIT AGREEMENT") among HILTON HOTELS CORPORATION (the "BORROWER"), the BANKS party thereto (the "BANKS"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "DOCUMENTATION AGENT") and THE BANK OF NEW YORK, as Administrative Agent (the "ADMINISTRATIVE AGENT").

                                     WITNESSETH:

     WHEREAS, the Borrower proposes to distribute to its stockholders the stock of Park Place Entertainment Corporation, a Subsidiary formed to hold the Borrower's Gaming Segment; and

     WHEREAS, in connection therewith, the parties hereto desire to make certain modifications to the Credit Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. COVENANT AMENDMENTS. (a) The following new defined terms are added to Section 1.01 in appropriate alphabetical order:

          "PARK PLACE" means Park Place Entertainment Corporation, a Delaware corporation, and, immediately prior to the Spin-Off, a Subsidiary holding the assets of the Borrower's Gaming Segment.

          "PPE ASSUMED NOTES" means the Borrower's $300,000,000 7.375% Notes Due 2002 and $325,000,000 7.00% Notes Due 2004.

          "SPIN-OFF" means (A) the transfer to Park Place of all or substantially all of the assets of the Borrower and its Subsidiaries comprising the Borrower's Gaming Segment and (B) the distribution by the Borrower to its stockholders of all capital stock of Park Place held by the Borrower.

     (b) Paragraph (1) of the definition of Interest Period in Section 1.01 is amended by the addition of "1 week or" immediately before the words "1, 2, 3 or 6 months thereafter".

     (c) The maximum Leverage Ratio in Section 5.09 is changed from "4:1" to "4.5:1".

     (d) The definition of Consolidated Debt in Section 5.09 is amended by the addition of the following proviso:

     ; PROVIDED that Consolidated Debt shall exclude: (A) the PPE Assumed Notes on the conditions that (i) such Debt shall have been assumed by Park Place on terms such that as between the Borrower and Park Place, Park Place is obligated to make payments of principal and interest on such Debt, and to reimburse the Borrower for any such payment made by the Borrower and (ii) the Spin-Off shall have occurred, and (B) Debt of the Borrower or a Subsidiary as to which a sum of cash and cash equivalents sufficient to provide for payment in full of such Debt at its scheduled maturity or at an earlier date at which it shall have been called for redemption shall have been irrevocably deposited in trust for the benefit of the holders of such Debt or a representative of such holders so as to result in legal or in-substance defeasance thereof; PROVIDED, FURTHER, that, notwithstanding clause (A) in the foregoing proviso, if Park Place fails to pay when due any principal of or interest on or any other amount with respect to the PPE Assumed Notes or reimburse the Borrower for payment thereof, and such failure is continuing, on and after the 90th day after such payment default first occurs any of the PPE Assumed Notes then outstanding shall be included in Consolidated Debt, unless such Debt then would be excluded therefrom pursuant to clause (B) in the foregoing proviso.

     (e) The definition of Consolidated EBITDA in Section 5.09 is amended by the addition of the following proviso:

     ; PROVIDED that Consolidated EBITDA for any period shall be adjusted on a pro forma basis (i) to include (or exclude) amounts attributable to hotel operations acquired (or sold or otherwise discontinued) during such period as if such acquisition (or disposition) had occurred on the first day of such period and (ii) to include amounts (annualized on a simple arithmetic basis) attributable to hotel projects which commenced operations during such period and were in operation for at least one full fiscal quarter during such period; PROVIDED, FURTHER, that, for purposes of determining Consolidated EBITDA for any period, Consolidated Net Income shall exclude any interest income attributable to the assumption or payment by Park Place of the PPE Assumed Notes.

     (f) The parties agree that the Spin-Off does not give rise to a Default under Section 5.03 or Section 5.07.

     SECTION 3. PRICING INCREASE. The table appearing in Exhibit A hereto is substituted for the table appearing in the Pricing Schedule.

     SECTION 4. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

     SECTION 5. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 7. EFFECTIVENESS. This Amendment shall become effective as of the date hereof on the date (the "AMENDMENT EFFECTIVE DATE") when the Documentation Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                        HILTON HOTELS CORPORATION


                                        By: /s/ Matthew J. Hart
                                           ----------------------------------
                                           Name:   Matthew J. Hart
                                           Title:  Executive Vice President &
                                                   Chief Financial Officer

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                        By: /s/ Diana H. Imhof
                                           ----------------------------------
                                           Name:   Diana H. Imhof
                                           Title:  Vice President

                                        THE BANK OF NEW YORK


                                        By: /s/ Lisa Y. Brown
                                           ----------------------------------
                                           Name:   Lisa Y. Brown
                                           Title:  Vice President

                                        BANK OF AMERICA NATIONAL
                                        TRUST AND SAVINGS ASSOCIATION


                                        By: /s/ Michelle L. Hilse
                                           ----------------------------------
                                           Name:    Michelle L. Hilse
                                           Title:   Vice President

                                        WELLS FARGO BANK


                                        By: /s/ Timothy A. McDevitt
                                           ----------------------------------
                                           Name:    Timothy A. McDevitt
                                           Title:   Vice President


                                        By: /s/ Donald A. Hartmann
                                           ----------------------------------
                                           Name:    Donald A. Hartmann
                                           Title:   Senior Vice President

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ M. Van Otterloo
                                           ----------------------------------
                                           Name:  M. Van Otterloo
                                           Title: Senior Relationship Manager

                                        BANKERS TRUST COMPANY


                                        By: /s/ Alex Johnson
                                           ----------------------------------
                                           Name:   Alex Johnson
                                           Title:  Managing Director

                                        CIBC INC.


                                        By:
                                            ---------------------------------
                                            Name:
                                            Title:

                                        CREDIT LYONNAIS NEW YORK
                                        BRANCH


                                        By: /s/ Mary P. Daly
                                           ----------------------------------
                                           Name:    Mary P. Daly
                                           Title:   Vice President

                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH AND/OR CAYMAN ISLANDS
                                        BRANCH


                                        By: /s/ Stephan A. Wiedemann
                                           ----------------------------------
                                           Name:    Stephan A. Wiedemann
                                           Title:   Director


                                        By: /s/ Hans-Josef Thiele
                                           ----------------------------------
                                           Name:    Hans-Josef Thiele
                                           Title:   Director

                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA


                                        By: /s/ John E. Reid
                                           --------------------------
                                           Name:  John E. Reid
                                           Title: Vice Presidnet

                                        THE FUJI BANK, LIMITED, LOS
                                        ANGELES AGENCY


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        SOCIETE GENERALE


                                        By: /s/ Alex Y. Kim
                                           --------------------------
                                           Name:   Alex Y. Kim
                                           Title:  Vice President

                                        DRESDNER BANK AG, NEW YORK
                                        AND CAYMAN ISLAND BRANCHES

                                        By: /s/ A. R. Morris
                                           -----------------------------
                                           Name:    A. R. Morris
                                           Title:   First Vice President


                                        By: /s/ B. Craig Erickson
                                           --------------------------
                                           Name:    B. Craig Erickson
                                           Title:   Vice President

                                        THE MITSUBISHI TRUST AND
                                        BANKING CORPORATION


                                        By: /s/ Yasushi Satomi
                                           --------------------------
                                           Name:    Yasushi Satomi
                                           Title:   Senior Vice President

                                        THE NORTHERN TRUST COMPANY


                                        By: /s/ John E. Burda
                                           ------------------------------
                                        Name:   John E. Burda
                                        Title:  Second Vice President

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: /s/ Gary W. Wessels
                                           ------------------------------
                                        Name:   Gary W. Wessels
                                        Title:  Vice President

                                        THE SAKURA BANK LIMITED, LOS
                                        ANGELES AGENCY


                                        By: /s/ Masayuki Kobayashi
                                           ------------------------------
                                        Name:   Masayuki Kobayashi
                                        Title:  Joint General Manager

                                        UNITED STATES NATIONAL BANK
                                        OF OREGON


                                        By: /s/ Dale Parshall
                                           ------------------------------
                                        Name:    Dale Parshall
                                        Title:   Vice President

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By: /s/ J. Scott Jessup
                                           ------------------------------
                                        Name:    J. Scott Jessup
                                        Title:   Vice President

                                        WACHOVIA BANK OF GEORGIA, N.A.


                                        By:  /s/ Jessica S. Wright
                                           ------------------------------
                                        Name:   Jessica S. Wright
                                        Title:  Vice President

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, NEW YORK BRANCH


                                        By: /s/ Duncan M. Robertson
                                           --------------------------
                                           Name:  Duncan M. Robertson
                                           Title: Vice President


                                        By: /s/ Lisa Walker
                                           --------------------------
                                           Name:   Lisa Walker
                                           Title:  Vice President

                                        BANK OF HAWAII


                                        By: /s/ Robert M. Wheeler III
                                           --------------------------
                                           Name:  Robert M. Wheeler III
                                           Title: Vice President

                                        CREDIT SUISSE


                                        By:  /s/ Chris T. Horgan
                                           --------------------------
                                           Name:   Chris T. Horgan
                                           Title:  Vice President


                                        By:  /s/ Kristin Lepri
                                           --------------------------
                                           Name:   Kristin Lepri
                                           Title:  Associate

                                       THE DAI-ICHI KANGYO BANK, LTD


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        FIRST HAWAIIAN BANK


                                        By: /s/ Travis Ruetenik
                                           --------------------------
                                           Name:  Travis Ruetenik
                                           Title: Corporate Banking Officer

                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LTD., LOS ANGELES AGENCY


                                        By:  /s/ Shunji Sato
                                           ---------------------------
                                           Name:  Shunji Sato
                                           Title: Deputy General Manager

                                        MELLON BANK, N.A.


                                        By:  /s/ L. C. Ivey
                                           --------------------------
                                           Name:   L. C. Ivey
                                           Title:  Vice President

                                        THE MITSUI TRUST & BANKING CO., INC.


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        THE SANWA BANK, LIMITED,
                                        LOS ANGELES BRANCH


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        THE TOYO TRUST & BANKING CO.,
                                        LTD., LOS ANGELES AGENCY


                                        By:
                                           --------------------------
                                           Name:
                                           Title:


                                        BANCA DI ROMA


                                        By: /s/ Augusto Bianchi
                                           --------------------------
                                           Name:   Augusto Bianchi
                                           Title:  97911

                                        By: /s/ Richard G. Dietz
                                           --------------------------
                                           Name:   Richard G. Dietz
                                           Title:  97271

                                        BANQUE NATIONALE DE PARIS


                                        By:
                                           --------------------------
                                           Name:
                                           Title:

                                        BANK ONE, LOUISIANA, NA


                                        By: /s/ Louis Ballero
                                           -----------------------------
                                           Name:   Louis Ballero
                                           Title:  Senior Vice President


                                        FLEET BANK


                                        By: /s/ John T. Harrison
                                           --------------------------
                                           Name:  John T. Harrison
                                           Title: Senior Vice President


                                        HIBERNIA BANK


                                        By: /s/ Christopher Pitre
                                           --------------------------
                                           Name:  Christopher Pitre
                                           Title: Vice President